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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
MTR Gaming Group, Inc.

         We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475), the Registration Statement on Form S-3 (333-62937), the Post-Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (333-12839) and the Registration Statements on Forms S-8 (333-62191, 33-64733, 333-51796, and 333-76270) of our report dated February 19,
 2000 with respect to the consolidated financial statements and schedule included in this Form 10-K of MTR Gaming Group, Inc..


                                             -----------------------------
                                                  /s/ BDO Seidman, LLP

Costa Mesa, California
March 27, 2002